Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267785

Prospectus Supplement

(to Prospectus dated October 27, 2022)

VICARIOUS SURGICAL INC.

588,300 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase 561,700 Shares of Class A Common Stock

561,700 Shares of Class A Common Stock Underlying the Pre-Funded Warrants

We are offering 588,300 shares of our Class A common stock, par value $0.0001 (the “Class A Common Stock”), and pre-funded warrants (the “Pre-Funded Warrants”) to purchase 561,700 shares of our Class A Common Stock, directly to an institutional investor pursuant to this prospectus supplement and the accompanying prospectus. The per share offering price of the shares is $5.10 and the offering price per Pre-Funded Warrant is $5.0999 (and each share of Class A Common Stock and Pre-Funded Warrant shall be coupled with one Series A Common Warrant and one Series B Common Warrant (each as defined below), each to purchase one share of our Class A Common Stock).

We are offering to the institutional investor, with respect to the purchase of shares of Class A Common Stock that would otherwise result in the purchaser’s beneficial ownership exceeding more than 9.99% of our outstanding Class A Common Stock immediately following the consummation of this offering, the opportunity to purchase one Pre-Funded Warrant in lieu of one share of our Class A Common Stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of shares of Class A Common Stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one share of our Class A Common Stock. The purchase price of each Pre-Funded Warrant will be equal to the price per one share of Class A Common Stock of $5.10, minus $0.0001, and the remaining exercise price of each Pre-Funded Warrant will equal $0.0001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This prospectus supplement also relates to the offering of shares of our Class A Common Stock issuable upon exercise of such Pre-Funded Warrants.

In a concurrent private placement, we are also offering to the institutional investor Series A common stock purchase warrants to purchase an aggregate of up to 1,150,000 shares of our Class A Common Stock (the “Series A Common Warrants”) and Series B common stock purchase warrants to purchase an aggregate of up to 1,150,000 shares of our Class A Common Stock (the “Series B Common Warrants” and, together with the Series A Common Warrants, the “Common Warrants”), in each case at an exercise price of $5.10 per share. The Common Warrants will become exercisable on the effective date of the stockholder approval for the issuance of the shares of Class A Common Stock issuable upon exercise of the Common Warrants (the “Stockholder Approval Date”) and will expire on the date that is the fifth anniversary of the Stockholder Approval Date. The Common Warrants and the shares of Class A Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “RBOT.” On October 7, 2025, the last reported sale price of our Class A Common Stock on the NYSE was $6.53 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A Common Stock and Class B Common Stock held by non-affiliates is approximately $33,127,514, which is calculated based on 3,200,726 shares of our outstanding Class A Common Stock and Class B Common Stock held by non-affiliates and a price of $10.35 per share, the closing price of our Class A Common Stock on August 12, 2025, which is the highest closing sale price of our Class A Common Stock on the NYSE within the prior 60 days of this prospectus supplement. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered or sold any shares of our common stock pursuant to General Instruction I.B.6 to Form S-3.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page S-6 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

We have engaged Lake Street Capital Markets, LLC to act as our exclusive placement agent in connection with this offering to use their reasonable best efforts to place the shares of Class A Common Stock and Pre-Funded Warrants offered by this prospectus supplement. We have agreed to pay the placement agent the fees set forth in the table below.

	Per Share of Class A Common Stock	Per Pre-Funded Warrant	Total
Offering price(1)	$5.10	$5.0999	$5,864,943.83
Placement agent fees(2)	$0.306	$0.306	$351,896.63
Proceeds, before expenses, to us	$4.794	$4.7939	$5,513,047.20

(1)	The purchase price of the Pre-Funded Warrants is $5.0999 per warrant, or $0.0001 less than the per share purchase price of $5.10.

(2)	In addition, we have agreed to reimburse the placement agent for certain offering-related expenses up to an aggregate of $100,000. See “Plan of Distribution.”

Delivery of the shares of our Class A Common Stock and Pre-Funded Warrants is expected to be made on or about October 9, 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Lake Street

The date of this prospectus supplement is October 7, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On October 7, 2022, we filed with the SEC a registration statement on Form S-3 (File No. 333-267785) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement was declared effective on October 27, 2025. Under this shelf registration process, we may, from time to time, sell up to $400,000,000 in the aggregate of shares of Class A Common Stock, shares of preferred stock, debt securities, warrants, rights and units.

This document consists of two parts. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our securities.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, or any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the placement agent have authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the shares of Class A Common Stock and Pre-Funded Warrants to which it relates, nor does this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Securities offered pursuant to the registration statement to which this prospectus supplement relates may only be offered and sold if not more than three years have elapsed since October 27, 2025, the initial effective date of the registration statement, subject to the extension of this period in compliance with applicable SEC rules.

We note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to “Vicarious Surgical,” “the Company”, “we”, “us”, “our” or “its”, unless the context otherwise requires, refer to Vicarious Surgical Inc., a Delaware corporation, together with its consolidated subsidiaries.

S-ii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “poise,” “project,” “potential,” “suggest,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, or the SEC, on March 17, 2025 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, which were filed with the SEC on May 12, 2025 and August 12, 2025, respectively, entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences.

Please consider our forward-looking statements in light of those risks as you read this prospectus and the documents incorporated by reference into this prospectus. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should not assume that the information contained in this prospectus is accurate as of any date other than as of the date of this prospectus, or that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any Securities, you should consider carefully all of the factors set forth or referred to in this prospectus and the documents incorporated by reference that could cause actual results to differ.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before deciding to invest in our securities. Before you decide to invest in our securities, you should read this entire prospectus carefully, any related free writing prospectus that we have authorized for use in connection with the offering and the documents incorporated by reference herein, including under the heading titled “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus. See “Special Note Regarding Forward-Looking Statements.”

Our Company

We are combining advanced miniaturized robotics, computer science, sensing and 3D visualization to build a new category of intelligent and affordable, single-port surgical robot that virtually transports surgeons inside the patient to perform minimally invasive surgery. With our next-generation robotics technology that is being designed with proprietary human-like motion, we are seeking to improve patient outcomes, as well as the cost and efficacy of surgical procedures. Led by a visionary team of engineers from MIT, we intend to deliver the next generation in robotic surgery, designed to solve the shortcomings of both open surgery, as well as current manual and robot-assisted minimally invasive surgery.

We estimate there are over 45 million soft tissue surgical procedures (including an estimated 3.9 million ventral hernia procedures), addressable annually worldwide by our technology. Of these procedures, it is estimated that more than 50% are performed using open surgery, and less than 5% are performed by current robot-assisted minimally invasive surgery.

We believe this slow adoption of robot-assisted surgery has occurred because of several factors, including the following:

●	Limited Capabilities. Existing robotic systems have limited capabilities and are ill-suited for many outpatient procedures. Due to their limited degrees of freedom inside the abdomen, they depend on significant, complicated, robotic motion outside the body, and they have limited ability to operate in multiple quadrants, difficulty operating on the “ceiling” of the abdomen, create collisions inside and outside of the patient’s abdomen, and restrict overall access of the operating team to the patient.

●	Difficult to Use. Existing robotic systems require the surgeon to develop an extensive procedure plan in advance to determine appropriate incision sites and angles for each procedure, in order to avoid collisions inside and outside of the patient’s abdomen. Surgeons must develop this plan with fewer degrees of freedom than they would employ using open surgery, restricting their natural movements. Becoming proficient at manipulating these legacy robotic systems to perform the procedures they otherwise were trained to perform via open surgery requires extensive training and several dozen procedures on live patients. As these systems are maintained in dedicated, expensive, operating rooms, obtaining access to train on the system becomes a significant impediment to adoption, resulting in more open surgeries.

•	Significant Capital Investment. Legacy robotic systems require high upfront acquisition costs and burdensome annual service contracts that are often prohibitively expensive, especially in outpatient settings. Based on discussion with industry sources, we estimate these capital costs to be up to $2.0 million or more per system upfront, plus an additional 10% to 20% annually for maintenance and service contracts.

●	Low Utilization. In addition to the significant acquisition costs, existing robotic systems create inefficiencies and increase costs to medical facilities considering adoption. Due to their large size and limited portability, existing robotic systems require the construction of a dedicated operating room, occupying valuable real estate within the hospital. Once in place, these robotic systems require extensive set-up and operating room turnover times, which limits the number of procedures that can be performed with the robotic system.

The single-port Vicarious Surgical System with advanced, miniaturized robotics and exceptional visualization is designed to address the significant limitations of open surgery and existing single- and multi-port robotic surgical approaches to improve patient outcomes and enhance adoption by hospitals and other medical facilities. The Vicarious Surgical System is designed with a fundamentally different architecture, and proprietary “de-coupled actuators,” to overcome many of the limitations of open surgery or existing robot-assisted surgical procedures with a minimally invasive and more capable robotic system. This architecture enables unprecedented dexterity inside the abdomen through an ultra-thin support tube, providing significant improvement over existing legacy robotic systems and minimizing the complications and trauma associated with open surgery. The Vicarious Surgical System has not yet been authorized by the Food and Drug Administration (the “FDA”). We have had pre-submission meetings with the FDA to align on our regulatory strategy and plan to file a de novo application with the FDA for use in ventral hernia procedures as our first indication.

In April 2025, we completed our first controlled build of the Vicarious Surgical platform, which was fully traceable and auditable under our quality system. In August 2025, we completed a second build more quickly and efficiently, underscoring the reproducibility of our processes and scalability of our platform. Looking ahead, we expect to field a clinical-ready version of our system by mid-2026, with design-freeze targeted by the end of 2026. Subject to regulatory clearance, we anticipate initiating first-in-human clinical trials in 2027.

For additional information about our Company, please refer to other documents we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation of Certain Information by Reference.”

Implications of Being a Smaller Reporting Company

Because the market value of our voting and non-voting common stock held by non-affiliates was less than $700 million measured on the last business day of our second fiscal quarter and our annual revenue was less than $100 million during the most recently completed fiscal year prior to such date, we qualify as a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year prior to the determination date. As a smaller reporting company, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure. While we are a smaller reporting company, we are also not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act as long as we are considered a non-accelerated filer or our annual revenues are less than $100 million. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We cannot predict if investors will find our Class A Common Stock less attractive as a result of our reliance on these exemptions. If some investors find our Class A Common Stock less attractive as a result of any choice we make to reduce disclosure, there may be a less active trading market for our Class A Common Stock and the market price for our Class A Common Stock may be more volatile.

NYSE Compliance Plan

On April 10, 2025, we received a written notice from the NYSE indicating that we were no longer in compliance with the NYSE’s continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual (the “Minimum Market Capitalization Standard”) due to the fact that our average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, our stockholders’ equity was less than $50 million.

In accordance with applicable NYSE procedures, we timely submitted a plan (the “Compliance Plan”) to the NYSE advising it of the definitive actions we had taken, are taking, and plan to take that would bring is into conformity with the Minimum Market Capitalization Standard within 18 months of receipt of the Notice (the “Cure Period”). On July 8, 2025, the NYSE notified us that it had accepted the Compliance Plan (the “Acceptance Letter”). The NYSE will review us on a quarterly basis to confirm compliance with the Compliance Plan. If we fail to comply with the Compliance Plan or do not meet the Minimum Market Capitalization Standard at the end of the Cure Period, we will be subject to NYSE’s prompt initiation of suspension and delisting procedures.

Corporate Information

Vicarious Surgical Inc. was originally incorporated in the Cayman Islands as a special purpose acquisition company under the name D8 Holdings Corp. (“D8”) for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving D8 and one or more businesses. On September 17, 2021 (the “Closing”), we consummated the transaction contemplated by the Agreement and Plan of Merger, dated as of April 15, 2021 (the “Business Combination Agreement”), by and among D8, Snowball Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of D8 (“Merger Sub”), and Vicarious Surgical Inc., a Delaware corporation incorporated in the State of Delaware on May 1, 2014 (“Legacy Vicarious Surgical”).

Pursuant to the terms of the Business Combination Agreement, a business combination between D8 was effected through the merger of Merger Sub with and into Legacy Vicarious Surgical, with Legacy Vicarious Surgical surviving as a wholly owned subsidiary of D8 (the “Merger,” and collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Effective as of the Closing, D8 changed its named to Vicarious Surgical Inc. and Legacy Vicarious Surgical changed its name to Vicarious Surgical US Inc.

Our corporate headquarters are located at 78 Fourth Avenue, Waltham, Massachusetts 02451 and our telephone number is (617) 868-1700. We maintain a website at www.vicarioussurgical.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus.

Securities offered by us:	588,300 shares of Class A Common Stock and Pre-Funded Warrants to purchase 561,700 shares of our Class A Common Stock at an exercise price of $0.0001 per share. Each Pre-Funded Warrant will be exercisable immediately upon issuance and will not expire until exercised in full. This prospectus supplement also relates to the offering of the shares of our Class A Common Stock issuable upon exercise of such Pre-Funded Warrants. See “Description of Securities We Are Offering” for a discussion on the terms of the Pre-Funded Warrants.

Offering price per share of Class A Common Stock and per Pre-Funded Warrant	$5.10 per share and $5.0999 per Pre-Funded Warrant.

Class A Common Stock outstanding immediately before this offering	5,305,724 shares.

Class A Common Stock to be outstanding after this offering (excluding the shares underlying the Common Warrants)	6,455,724 shares, assuming full exercise of the Pre-Funded Warrants.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $5.2 million, after deducting the placement agent’s fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures. See “Use of Proceeds” for additional information.

Voting Rights

We have two classes of shares outstanding: Class A Common Stock and Class B Common Stock, par value $0.0001 per share. The rights of the holders of Class A Common Stock and Class B Common Stock are generally identical, except with respect to voting and conversion. See “Conversion Rights” below for more detail on conversion rights.

The Class A Common Stock has one vote per share and the Class B Common Stock has 20 votes per share. See “Description of Capital Stock—Class B Common Stock—Voting Rights” in the prospectus accompanying this prospectus supplement.

After giving effect to this offering, assuming no exercise of the Pre-Funded Warrants, the Class A Common Stock will collectively represent 90.0% of our total issued and outstanding share capital and 31.1% of the combined voting power attached to all of our issued and outstanding share capital and the Class B Common Stock will collectively represent 10.0% of our total issued and outstanding share capital and 68.9% of the combined voting power attached to all of our issued and outstanding share capital.

Conversion Rights	The Class A Common Stock is not convertible into any other class of shares, while the Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis at the option of the holder and automatically upon the occurrence of certain events. See “Description of Capital Stock—Class B Common Stock—Optional Conversion” and “—Mandatory Conversion” in the prospectus accompanying this prospectus supplement.

Risk Factors	You should carefully read and consider the information set forth under “Risk Factors,” together with all of the other information set forth in this prospectus, before deciding to invest in the Class A Common Stock and Pre-Funded Warrants.

New York Stock Exchange symbol	Our Class A Common Stock is listed on the NYSE under the symbol “RBOT”. There is no established trading market for the Pre-Funded Warrants and we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Concurrent Private Placement	In a concurrent private placement, we are selling to the purchasers of shares of our Class A Common Stock and Pre-Funded Warrants in this offering Series A Common Warrants to purchase 1,150,000 shares of our Class A Common Stock and Series B Common Warrants to purchase 1,150,000 shares of our Class A Common Stock, in each case at an exercise price of $5.10 per share. We will receive gross proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash. The Common Warrants and the shares of our Class A Common Stock issuable upon the exercise of such warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement Transaction.”

Except as otherwise indicated, the number of shares of Class A Common Stock to be outstanding immediately after this offering is based on 5,305,724 shares of Class A Common Stock outstanding as of October 7, 2025, and excludes:

●	1,240,272 shares of Class A Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $27.94 per share;

●	921,619 shares of Class A Common Stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $345.00 per share;

●	31,268 shares of Class A Common Stock issuable upon the vesting of restricted stock units; and

●	231,918 shares of Class A Common Stock reserved for future issuance under the Vicarious Surgical 2021 Equity Incentive Plan, as amended, or the 2021 Plan.

RISK FACTORS

Our business, results of operations and financial condition and the industry in which we operate are subject to various risks. Accordingly, investing in our securities involves a high degree of risk. This prospectus does not describe all of those risks. You should consider the risk factors described below, as well as those described under the caption “Risk Factors” in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Reports for the fiscal quarters ended March 31, 2025 and June 30, 2025, and subsequent filings with the Securities and Exchange Commission together with the other information contained or incorporated by reference in this prospectus.

We have described below and in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable to us. New risks may emerge from time to time, and it is not possible for us to predict all potential risks or to assess the likely impact of all risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this into this prospectus supplement and the accompanying base prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below. See the section titled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A Common Stock. Our failure to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our shares of Class A Common Stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If the price of the Class A Common Stock fluctuates significantly, your investment could lose value.

Although the Class A Common Stock is listed on the NYSE, we cannot assure you that an active public market will continue for the Class A Common Stock. If an active public market for the Class A Common Stock does not continue, the trading price and liquidity of the Class A Common Stock will be materially and adversely affected. If there is a thin trading market or “float” for our stock, the market price for the Class A Common Stock may fluctuate significantly more than the stock market as a whole. Without a large float, the Class A Common Stock would be less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of the Class A Common Stock may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of the Class A Common Stock could fluctuate widely in response to several factors, including:

●	our quarterly or annual operating results;

●	changes in our earnings estimates;

●	investment recommendations by securities analysts following our business or our industry;

●	additions or departures of key personnel;

●	our failure to achieve operating results consistent with securities analysts’ projections; and

●	changes in industry, general market or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes often appear to occur without regard to specific operating performance. The price of the Class A Common Stock could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

We do not intend to pay dividends on the Class A Common Stock, so any returns will be limited to increases, if any, in our stock’s value. Your ability to achieve a return on your investment will depend on appreciation, if any, in the price of the Class A Common Stock.

You should not rely on an investment in our Class A Common Stock to provide dividend income. We do not anticipate that we will pay any cash dividends to holders of our Class A Common Stock in the foreseeable future. Instead, we plan to retain any earnings to maintain and expand our operations. Accordingly, investors must rely on sales of their Class A Common Stock after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase our Class A Common Stock.

There is no public market for the Pre-Funded Warrants to purchase shares of the Class A Common Stock being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants to purchase shares of the Class A Common Stock that are being offered as part of this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of Class A Common Stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of the Class A Common Stock at a fixed price. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their imputed public offering prices. Furthermore, each Pre-Funded Warrant will not expire until it has been exercised in full. There is no established public trading market for Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Except as set forth in the Pre-Funded Warrants, holders of the Pre-Funded Warrants will have no rights as a common stockholder until they acquire shares of the Class A Common Stock.

Except as set forth in the Pre-Funded Warrants, the Pre-Funded Warrants issued in this offering do not confer any rights of share ownership on their holders, but rather merely represent the right to acquire shares of the Class A Common Stock at a fixed price. Until holders of the Pre-Funded Warrants acquire shares of the Class A Common Stock upon exercise of the Pre-Funded Warrants, as applicable, holders of Pre-Funded Warrants will have no rights with respect to our shares of Class A Common Stock underlying such Pre-Funded Warrants.

Provisions of the Pre-Funded Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the provisions of our certificate of incorporation, as amended, and our amended and restated bylaws, certain provisions of the Pre-Funded Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Pre-Funded Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Pre-Funded Warrants, as applicable. These and other provisions of the Pre-Funded Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

If you purchase shares of the Class A Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of Class A Common Stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share. As a result, investors purchasing shares of the Class A Common Stock in this offering will incur immediate dilution of $1.1201 per share, representing the difference between the offering price of $5.10 per share and our as adjusted net tangible book value per share as of June 30, 2025. To the extent outstanding options or warrants to purchase common stock are exercised, new investors may incur further dilution. For more information on the dilution you may experience as a result of investing in this offering, see the section of this prospectus entitled “Dilution.”

If we sell Class A Common Stock or preferred stock in future financings, stockholders may experience immediate dilution and, as a result, our stock price may decline.

We may from time-to-time issue additional shares of Class A Common Stock or preferred stock at a discount from the current trading price of the Class A Common Stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Class A Common Stock or preferred stock. If we issue Class A Common Stock or securities convertible into Class A Common Stock, the holders of the Class A Common Stock would experience additional dilution and, as a result, our stock price may decline.

If we do not maintain a current and effective prospectus relating to the Class A Common Stock issuable upon exercise of the Pre-Funded Warrants, public holders will only be able to exercise such Pre-Funded Warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of Class A Common Stock issuable upon exercise of the Pre-Funded Warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of Class A Common Stock that holders will receive upon exercise of the Pre-Funded Warrants will be fewer than it would have been had such holders exercised their Pre-Funded Warrants for cash. We will use our best efforts to maintain a current and effective prospectus relating to the shares of Class A Common Stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $5.2 million, after deducting the placement agent’s fees and the estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital, capital expenditures, or research and development expenditures.

The amounts and timing of our actual expenditures will depend on numerous factors, including the scope and timing of clinical trials and nonclinical trials we may be required to conduct with respect to our product candidate, whether and when we receive any regulatory clearances, authorizations or approvals for our product candidate, the timing and progress of our research and development efforts, technological advances and the competitive environment for our product candidate, and other factors described in the section titled “Risk Factors” in this prospectus and the documents incorporated by reference herein, as well as the amount of cash used in our operations and any unforeseen cash needs. Therefore, our actual expenditures may differ materially from the estimates described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds from this offering.

To the extent that the net proceeds we receive from the offering are not immediately applied for the above purposes, we plan to invest the net proceeds in short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Common Stock and we do not currently intend to pay any cash dividends on our Class A Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Class A Common Stock will be at the discretion of our board of directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

DILUTION

Purchasers of shares of our Class A Common Stock or Pre-Funded Warrants in this offering will experience an immediate dilution of the net tangible book value per share of our Class A Common Stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the combined number of shares of our Class A Common Stock and Class B Common Stock outstanding as of June 30, 2025. Our net tangible book value as of June 30, 2025, was approximately $23.1 million, or $3.8773 per share of Class A Common Stock, based upon 5,294,245 shares of Class A Common Stock and 653,990 shares of Class B Common Stock outstanding as of that date.

After giving effect to the sale of 588,300 shares of Class A Common Stock at an offering price of $5.10 per share of Class A Common Stock and Pre-Funded Warrants to purchase up to 561,700 shares of our Class A Common Stock at an offering price of $5.0999 per Pre-Funded Warrant (assuming the Pre-Funded Warrants have been exercised and assuming no exercise of the Common Warrants issued in the concurrent private placement), after deducting estimated offering expenses and placement agent’s fees and expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $28.3 million, or $3.9799 per share of Class A Common Stock. This represents an immediate increase in net book value of $0.1026 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.1201 per share to new investors participating in this offering.

The following table illustrates this calculation on a per share basis:

Offering price per share of Class A Common Stock		$5.10
Net tangible book value per share as of June 30, 2025	$3.8773
Increase per share attributable to the offering	$0.1026
As adjusted net tangible book value per share after giving effect to the offering		$3.9799
Dilution in net tangible book value per share to new investors		$1.1201

The table and discussion above are based on 5,294,245 shares of Class A Common Stock and 653,990 shares of Class B Common Stock issued and outstanding as of June 30, 2025 and excludes as of that date:

●	1,015,965 shares of Class A Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $33.87 per share;

●	921,619 shares of Class A Common Stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $345.00 per share;

●	39,057 shares of Class A Common Stock issuable upon the vesting of restricted stock units; and

●	162,315 shares of Class A Common Stock reserved for future issuance under the 2021 Plan.

To the extent that any outstanding warrants or options are exercised, new options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional shares of Class A Common Stock in the future, at a price less than the public offering price, there will be further dilution to the investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 588,300 shares of our Class A Common Stock and Pre-Funded Warrants to purchase 561,700 shares of Class A Common Stock. We are also registering the shares of Class A Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants offered hereby.

Class A Common Stock. See “Description of Capital Stock—Class A Common Stock” in the prospectus accompanying this prospectus supplement.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Pre-Funded Warrants. You should carefully review the terms and provisions of the form of the Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “pre-funded” refers to the fact that the purchase price of our Class A Common Stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.0001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 9.99% of our outstanding Class A Common Stock following the consummation of this offering the opportunity to invest additional capital into our company without triggering such ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Class A Common Stock which would result in such ownership of more than 9.99%, and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price. The Pre-Funded Warrants offered hereby will entitle the holder thereof to purchase up to an aggregate of 561,700 shares of our Class A Common Stock at a nominal exercise price of $0.0001 per share, commencing immediately on the date of issuance, until exercised in full. In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Pre-Funded Warrant. If we do not issue the shares in a timely fashion, the Pre-Funded Warrant contains certain damages provisions. No fractional shares of Class A Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. The Pre-Funded Warrants will be issued separately from the Class A Common Stock and may be transferred separately immediately thereafter.

Exercise Limitation. The holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred, or assigned without our consent.

Exchange Listing. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. in addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions. Subject to certain exceptions, if a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our Class A Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holder of a Pre-Funded Warrants does not have the rights or privileges of a holder of our Class A Common Stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

PRIVATE PLACEMENT TRANSACTION

Concurrently with the sale of Class A Common Stock in this offering, we will issue and sell to the investor in this offering Series A Common Warrants to purchase up to an aggregate of 1,150,000 shares of Class A Common Stock and Series B Common Warrants to purchase up to an aggregate of 1,150,000 shares of Class A Common Stock, in each case at an exercise price equal to $5.10 per share. The Series A Common Warrants and Series B Common Warrants are collectively referred to as the "Common Warrants."

The Common Warrants and the shares of Class A Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, purchasers may only sell shares of Class A Common Stock issued upon exercise of the Common Warrants pursuant to an effective registration statement under the Securities Act covering the resale of such shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Exercisability. The Common Warrants are exercisable for a period of five years commencing on the Stockholder Approval Date and expiring on the five-year anniversary of the Stockholder Approval Date. The Common Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Class A Common Stock underlying such warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Class A Common Stock purchased upon such exercise. If at any time a registration statement registering the issuance of the shares of Class A Common Stock underlying the Common Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Common Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Class A Common Stock determined according to the formula set forth in such warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our Class A Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Common Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Class A Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Exchange Listing. There is no established trading market for Common Warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Common Warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Common Warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our Class A Common Stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Common Warrants following such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Common Warrants have the right to require us or a successor entity to redeem the common warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the common warrants concurrently with or within 30 days following the consummation of a fundamental transaction.

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrant that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Class A Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Class A Common Stock, the holder of a Common Warrants will not have the rights or privileges of a holder of our Class A Common Stock, including any voting rights, until the holder exercises such warrant.

Resale/Registration Rights. We are required within 45 days of the offering to file a registration statement providing for the resale of the shares of Class A Common Stock issued and issuable upon the exercise of the Common Warrants. We are required to use commercially reasonable efforts to cause such registration to become effective within 90 days of the date of issuance, subject to certain exceptions, and to keep such registration statement effective at all times until no investor owns any Common Warrants or shares issuable upon exercise thereof.

Call Provision. Subject to certain limitations, if, after the Stockholder Approval Date, (i) the volume weighted average price of our Class A Common Stock for a period of fifteen trading days exceeds $5.10 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Stockholder Approval Date), (ii) the average daily dollar volume for such period exceeds $100,000 per trading day, and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information, then we may, within one trading day of the end of such measurement period, call for cancellation of all or any unexercised portion of any Series B Common Warrant for consideration equal to $0.01 per share of Class A Common Stock underlying such Series B Common Warrant.

PLAN OF DISTRIBUTION

Lake Street Capital Markets, LLC has agreed to act as the exclusive placement agent for us in connection with this offering, subject to the terms and conditions of the placement agency agreement dated October 7, 2025. We refer to Lake Street Capital Markets, LLC as the placement agent. The placement agent is not purchasing or selling any of the shares of our Class A Common Stock or Pre-Funded Warrants offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of our Class A Common Stock or Pre-Funded Warrants but the placement agent has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our Class A Common Stock and Pre-Funded Warrants offered hereby. Therefore, we have entered into a securities purchase agreement directly with an investor in connection with this offering and we may not sell the entire amount of shares of our Class A Common Stock or Pre-Funded Warrants offered pursuant to this prospectus supplement. We made offers only to a limited number of institutional accredited investors. The offering price of the securities we are offering was negotiated between us and the investor in the offering based on the trading price of our Class A common stock prior to the offering, among other things. Lake Street Capital Markets, LLC is also acting as the placement agent for the private placement transaction and is being paid a fee related to the placement of the Common Warrants.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have agreed to pay the placement agent a placement agent fee equal to 6.0% of the aggregate gross proceeds in this offering. The following table shows the per share and total cash placement agent fees we will pay to the placement agent in connection with the sale of the shares of our Class A Common Stock and Pre-Funded Warrants offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares of Class A Common Stock and Pre-Funded Warrants offered hereby.

	Per Share of Class A Common Stock	Per Pre-Funded Warrant	Total
Offering price(1)	$5.10	$5.0999	$5,864,943.83
Placement agent fees	$0.306	$0.306	$351,896.63
Proceeds, before expenses, to us	$4.794	$4.7939	$5,513,047.20

(1)	The purchase price of the Pre-Funded Warrants is $5.0999 per warrant, or $0.0001 less than the per share purchase price of $5.10.

In addition, we have agreed to reimburse the actual out-of-pocket expenses of the placement agent up to $100,000.

We estimate that the total expenses of the offering payable by us, excluding the placement agent’ fees, will be approximately $325,810.

The placement agent may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, each placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by any of the placement agent or by an affiliate of such placement agent. Other than this prospectus supplement and the accompanying prospectus, the information on a placement agent’s website and any information contained in any other website maintained by a placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 30 days after the date of this prospectus supplement, without first obtaining the written consent of the placement agent. Specifically, these individuals have agreed, in part, not to:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of shares of our common stock, in cash or otherwise;

●	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or

●	other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

Additionally, pursuant to the terms of the securities purchase agreement, subject to certain exceptions, from the date hereof until 60 days after the closing date of this offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Class A Common Stock or Common Stock Equivalents (as defined in the securities purchase agreement), or, subject to certain exceptions, file any registration statement. We have also agreed, subject to certain exceptions, not to enter into a Variable Rate Transaction (as defined in the securities purchase agreement) for 120 days after the closing date of this offering.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the securities purchase agreement. A copy of the securities purchase agreement with the purchaser will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Certain Information By Reference” and “Where You Can Find More Information.”

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction. The placement agent may arrange to sell securities offered by this prospectus supplement and accompanying prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Relationships

The placement agent and their respective affiliates may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own accounts or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

The underwriters and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Continental Stock Transfer & Trust Company, with offices at 1 State Street, 30th Floor, New York, NY 10004.

Listing

Our Class A Common Stock is traded on the New York Stock Exchange under the symbol “RBOT.”

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Blank Rome LLP, Boston, Massachusetts. Sullivan & Worcester LLP, New York, New York, is acting as counsel for the placement agent in connection with the securities offered hereby.

EXPERTS

The financial statements of Vicarious Surgical Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus, which are part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement, as permitted by the SEC. For further information pertaining to us and the securities offered in this prospectus supplement, reference is made to that registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus supplement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at investor.vicarioussurgical.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 001-39384):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 17, 2025;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 12, 2025, and for the fiscal quarter ended June 30, 2025, filed with the SEC on August 12, 2025;

●	Our definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2025;

●	Our Current Reports on Form 8-K, filed with the SEC on January 21, 2025, February 18, 2025, March 13, 2025, March 24, 2025, April 11, 2025, June 30, 2025, July 11, 2025, July 31, 2025, September 16, 2025, and September 25, 2025 (in each case, except for disclosure furnished pursuant to Items 2.02 or 7.01 and exhibits furnished on such forms that relate to such items); and

●	The description of our Class A Common Stock contained in our registration statement on Form 8-A (File No. 001-39384) filed with the SEC under Section 12(b) of the Exchange Act on July 13, 2020, as updated by the description of our Class A Common Stock filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 17, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made with the SEC on or after the date of this prospectus supplement but prior to the termination of the offering. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements after the date of this prospectus supplement and until the offering of securities covered by this prospectus supplement has been completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein and therein, including exhibits. Requests should be directed to:

Vicarious Surgical Inc.
78 Fourth Avenue

Waltham, Massachusetts 02451

Copies of these filings are also available on our website at investor.vicarioussurgical.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PROSPECTUS

Vicarious Surgical Inc.

$400,000,000

CLASS A COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $400,000,000 in aggregate principal amount of any combination of the securities described in this prospectus, either individually or in units. We may also offer: Class A common stock or preferred stock upon conversion of or exchange for the debt securities; Class A common stock upon conversion of or exchange for the preferred stock; or Class A common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters, dealers or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Class A common stock and public warrants to purchase Class A common stock are listed on the New York Stock Exchange (“NYSE”) under the symbols “RBOT” and “RBOT.WS,” respectively. On October 6, 2022, the last reported sale price of our Class A common stock was $3.47 per share and the last reported sale price of our public warrants was $0.43. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may also include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration process. Under this shelf registration process, we may offer shares of our Class A common stock or preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, up to a total aggregate offering price of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to Vicarious Surgical Inc. and its direct and indirect subsidiaries.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Please carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About Vicarious Surgical Inc.

We are combining advanced miniaturized robotics, computer science and 3D visualization to build a new category of intelligent and affordable, single-incision surgical robot that virtually transports surgeons inside the patient to perform minimally invasive surgery, or MIS. With our next-generation robotics technology and proprietary human-like surgical robots, we are seeking to improve patient outcomes, as well as the cost and efficacy of surgical procedures. Led by a visionary team of engineers from the Massachusetts Institute of Technology, we intend to deliver the next generation in robotic surgery, designed to solve the shortcomings of both open surgery, as well as current manual and robot-assisted MIS.

We estimate there are over 39 million soft tissue surgical procedures addressable by our technology. Of these procedures, it is estimated that more than 50% are performed using open surgery, and less than 5% are performed by current robot-assisted MIS.

We believe this slow adoption of robot-assisted surgery has occurred because of several factors, including the following:

●	Significant Capital Investment. Existing robotic systems require a high upfront cost and burdensome annual service contracts that are often prohibitively expensive, especially in outpatient settings. These capital costs are estimated to be up to $2.0 million per system upfront, plus an additional 10-20% annually for maintenance and service contracts.

●	Low Utilization. In addition to the significant acquisition costs, existing robotic systems create inefficiencies and increase costs to medical facilities considering adoption. Due to their large size and limited portability, existing robotic systems require the construction of a dedicated operating room, occupying valuable real estate within the hospital. Once in place, these robotic systems require extensive set-up and operating room turnover times, which limits the number of procedures that can be performed with the robotic system.

●	Limited Capabilities. Existing robotic systems have limited capabilities and are ill-suited for many outpatient procedures. Due to their limited degrees of freedom inside the abdomen, they depend on significant, complicated, robotic motion outside the body, and they have limited ability to operate in multiple quadrants, difficulty operating on the “ceiling” of the abdomen, create collisions inside and outside of the patient’s abdomen, and restrict overall access of the operating team to the patient.

●	Difficult to Use. Existing robotic systems necessitate device-specific training requiring the surgeon to “design the robotic motion” for each procedure. In choosing the incision sites, the surgeon must effectively design the kinematic motion of the robot for every procedure to operate well and avoid collisions inside and outside of the patient’s abdomen. They must design this kinematic motion with fewer degrees of freedom than they would employ using open surgery, restricting their natural movements. To become proficient at manipulating these legacy robotic systems to perform the procedures they otherwise were trained to perform via open surgery requires extensive training and several dozen procedures on live patients. As these systems are maintained in dedicated, expensive, operating rooms, obtaining access to train on the system becomes a significant impediment to adoption, resulting in more open surgeries.

Our single-port system with advanced, miniaturized robotics and advanced visualization is designed to address the significant limitations of open surgery and existing single- and multi-port robotic surgical approaches to improve patient outcomes and enhance adoption by hospitals and other medical facilities. The Vicarious System is designed with a fundamentally different architecture, and proprietary “de-coupled actuators,” to overcome many of the limitations of open surgery or existing robot-assisted surgical procedures with a minimally invasive and more capable robotic system. This architecture enables unprecedented dexterity inside the abdomen through an ultra-thin support tube, providing significant improvement over existing legacy robotic systems and minimizing the complications and trauma associated with open surgery.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2021, as described under the caption “Incorporation of Documents by Reference” on page 23 of this prospectus.

Our Corporate Information

Vicarious Surgical Inc. was originally incorporated in the Cayman Islands as a special purpose acquisition company under the name D8 Holdings Corp. (“D8”) for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving D8 and one or more businesses. On September 17, 2021 (the “Closing”), we consummated the transaction contemplated by the Agreement and Plan of Merger, dated as of April 15, 2021 (the “Business Combination Agreement”), by and among D8, Snowball Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of D8 (“Merger Sub”), and Vicarious Surgical Inc., a Delaware corporation incorporated in the State of Delaware on May 1, 2014 (“Legacy Vicarious Surgical”).

Pursuant to the terms of the Business Combination Agreement, a business combination between D8 was effected through the merger of Merger Sub with and into Legacy Vicarious Surgical, with Legacy Vicarious Surgical surviving as a wholly owned subsidiary of D8 (the “Merger,” and collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). Effective as of the Closing, D8 changed its named to Vicarious Surgical Inc. and Legacy Vicarious Surgical changed its name to Vicarious Surgical US Inc.

Our corporate headquarters are located at 78 Fourth Avenue, Waltham, Massachusetts 02451 and our telephone number is (617) 868-1700. We maintain a website at www.vicarioussurgical.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Offerings under this Prospectus

Under this prospectus, we may offer shares of our Class A common stock or preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, from time to time at prices and on terms to be determined by market conditions at the time of the offering, up to a total aggregate offering price of $400,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement or free writing prospectus will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the Company. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement or free writing prospectus, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our subsequent current reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, that relate to future events or to our future operations or financial performance. These statements are based on the beliefs and assumptions of our management team. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or performance, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these identifying words. The forward-looking statements are based on projections prepared by, and are the responsibility of, the Company’s management. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees;

●	the ability to maintain the listing of our Class A common stock on the NYSE;

●	the success, cost and timing of our product and service development activities;

●	the commercialization and adoption of our initial products and the success of our single-incision surgical robot, called the Vicarious System, and any of our future product and service offerings;

●	the potential attributes and benefits of the Vicarious System and any of our other product and service offerings once commercialized;

●	our ability to obtain and maintain regulatory approval for the Vicarious System and our product and service offerings, and any related restrictions and limitations of any approved product or service offering;

●	our business is subject to a variety of U.S. and foreign laws, which are subject to change and could adversely affect our business;

●	our ability to identify, in-license or acquire additional technology;

●	our ability to maintain our existing license agreements and manufacturing arrangements;

●	our ability to compete with other companies currently marketing or engaged in the development of products and services for ventral hernia repair and additional surgical applications, many of which have greater financial and marketing resources than us;

●	the size and growth potential of the markets for the Vicarious System and any of our future product and service offerings, and the ability of each to serve those markets once commercialized, either alone or in partnership with others;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our ability to raise financing in the future;

●	our financial performance;

●	our intellectual property rights and how failure to protect or enforce these rights could harm our business, results of operations and financial condition;

●	economic downturns and political and market conditions beyond our control and their potential to adversely affect our business, financial condition and results of operations; and

●	the anticipated continued impact of the COVID-19 pandemic on our business.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results, performance or achievements to differ materially from those indicated or implied by forward-looking statements such as those described under the caption “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and any free writing prospectus, or in the sections entitled “Business,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” or “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our subsequent current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. As a result of the risks and uncertainties, the results or events indicated by the forward-looking statements contained in this prospectus or in any document incorporated herein by reference may not occur.

Investors are cautioned not to place undue reliance on any forward-looking statement. Each forward-looking statement represents our views only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments may cause our views to change. We expressly disclaim any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations, the development of the Vicarious System surgical robot, and other general corporate purposes, including, but not limited to, working capital, intellectual property protection and enforcement, capital expenditures, repayment of any existing indebtedness, investments, acquisitions and collaborations. Our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to public offerings through one or more placement agents or underwriters, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;

●	market prices prevailing at the time of sale;

●	prices related to the prevailing market prices; or

●	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at the market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our Class A common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the NYSE. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our Class A common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 300,000,000 shares of Class A common stock, par value $0.0001 per share, 22,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

The following summary of our capital stock is based on the provisions of our certificate of incorporation (our “Charter”), as well as our amended and restated bylaws (the “Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). This information is qualified entirely by reference to the applicable provisions of our Charter, Bylaws and the DGCL. These summaries are not intended to be a complete discussion of the rights of our stockholders and are qualified in their entirety by reference to the DGCL as well as reference to our Bylaws and our Charter, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Class A Common Stock

Voting Rights

Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. See the section below entitled “Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law — Supermajority Provisions” for the list of matters of that will require approval of a supermajority of the then outstanding shares of our capital stock.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for such purposes.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other Rights

The holders of Class A common stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the preferred stock that we may issue in the future.

Class B Common Stock

Voting Rights

The holders of Class B common stock are entitled to twenty (20) votes for each share of Class B common stock held of record by such holder, on all matters on which stockholders generally or holders of Class B common stock as a separate class are entitled to vote (whether voting separately as a class or together with one or more classes of our capital stock). The holders of Class B common stock do not have cumulative voting rights in the election of directors. Holders of Class B common stock will vote together with holders of Class A common stock as a single class on all matters presented to our stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. See the section below entitled “Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law — Supermajority Provisions” for the list of matters of that will require approval of a supermajority of the then outstanding shares of our capital stock.

Dividend Rights

With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class B common stock will share ratably together with each holder of Class A common stock, if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.

Optional Conversion

Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to us.

Mandatory Conversion

Holders of Class B common stock will have their Class B common stock automatically converted into Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:

(1)	Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)	Upon the first date on which the Legacy Vicarious founders, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively beneficially owned by the Legacy Vicarious founders and permitted transferees of Class B common stock as of the Closing.

(3)	Upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class.

(4)	Upon the death or incapacity of a Legacy Vicarious founder or a permitted transferee, with respect to the shares of Class B common stock held by such Legacy Vicarious founder or permitted transferee of such Legacy Vicarious founder.

(5)	Upon the date a Legacy Vicarious founder ceases to provide services to us for any reason or no reason, with respect to the shares of Class B common stock held by such Legacy Vicarious founder or permitted transferee of such Legacy Vicarious founder.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class B common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class B common stock, then outstanding, if any.

Other Rights

The holders of Class B common stock do not have pre-emptive or subscription rights. There are no redemption or sinking fund provisions applicable to the Class B common stock.

Preferred Stock

Our board of directors is authorized to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of common stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class B common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock. As of the date of this prospectus, no shares of our preferred stock are outstanding, and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of the Charter, the Bylaws and Certain Provisions of Delaware Law

The Charter, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire the Company. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. The Charter provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or extraordinary general meeting of such stockholders and may not be effected by any consent in writing by such holders except that any action required or permitted to be taken by holders of Class B common stock, voting separately as a class, or, to the extent expressly permitted to do so by the certificate of designation relating to one or more series of our preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to us in the manner forth in Section 228 of the DGCL.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of NYSE, which would apply if and so long as the Class A common stock remains listed on NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. One of the effects of the existence of our unissued and unreserved capital stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Blank Check Preferred Stock

The Charter provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of the Company or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group.

In this regard, the Charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of the holders of shares of common stock and may have the effect of delaying, deterring or preventing a change in control of the Company.

Election of Directors and Vacancies

The Charter provides that our board of directors will determine the number of directors who will serve on the board of directors. Subject to the Director Nomination Agreement (as defined below), the exact number of directors will be fixed from time to time by a majority of our board of directors. The Charter also provides that our board of directors will be declassified and will consist of one class of directors only, whose term will continue to the first annual meeting of stockholders following the date of the Closing, and, thereafter, all directors will be elected annually and will be elected for one year terms expiring at the next annual meeting of our stockholders. There will be no limit on the number of terms a director may serve on our board of directors.

In addition, the Charter provides that any vacancy on our board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of the Director Nomination Agreement and any rights of the holders of our preferred stock.

At the Closing of the Business Combination, the Company and D8 entered into a director nomination agreement (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, D8 holds certain rights to nominate two members to serve on our board of directors effective as of the Closing Date, subject to the conditions set forth in the Director Nomination Agreement. D8’s initial nominees to our board of directors were Donald Tang and David Ho. D8’s right to nominate one such member to the board of directors expired at our 2022 annual meeting of stockholders and the right to nominate the other member to the board of directors shall expire upon the earlier of (i) the first date on which D8 ceases to beneficially own at least 2.5% of our issued and outstanding common stock and (ii) the termination of the Director Nomination Agreement as of the date that is 36 months after the Closing Date.

Quorum

The Bylaws provide that at any meeting of our board of directors, a majority of the total number of directors then in office constitutes a quorum for the transaction of business.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Charter does not authorize cumulative voting.

General Stockholder Meetings

The Charter provides that special meetings of stockholders may be called only by or at the direction of our board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws allow our board of directors to adopt rules and regulations for the conduct of a meeting of the stockholders as it deems appropriate, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The Charter and the Bylaws provide that our board of directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware or the Charter and subject to the rights of the parties to the Director Nomination Agreement.

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Charter provides that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 662/3% in voting power all the then outstanding shares of our capital stock entitled to vote thereon, voting together as a single class:

●	the provision regarding our board of directors being authorized to establish one or more series of preferred stock with such powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences as our board of directors may determine;

●	the provision regarding our board of directors being authorized to amend the Bylaws without a stockholder vote;

●	the provisions regarding filling vacancies on our board of directors and newly created directorships;

●	the provisions regarding resignation and removal of directors; the provisions regarding calling special meetings of stockholders;

●	the provisions regarding stockholder action by written consent; and

●	the amendment provision requiring that the above provisions be amended only with a 662/3% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or our management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our common stock and, as a consequence, may inhibit fluctuations in the market price of our common stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Charter will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to us or our stockholders, (iii) any action asserting a claim (a) arising pursuant to any provision of Delaware law, the Charter or the Bylaws or (b) as to which Delaware law confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim against the Company or any current or former director, officer, employee, stockholder or agent of the Company governed by the internal affairs doctrine of the law of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to the forum provisions in the Charter. In addition, the Charter provides that, unless we consent in writing to the selection of an alternate forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. This provision in the Charter will not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. However, it is possible that a court could find our forum selection provisions to be inapplicable or unenforceable, and stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision will benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to a member of our board of directors who is not an employee of ours or our subsidiaries, or any employee or agent of such member, other than someone who is an employee of ours or our subsidiaries. The Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate our rights and the rights of our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in the Charter and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to any indemnity agreements that may be entered into. We believe that this provision, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, with offices at 1 State Street, 30th Floor, New York, NY 10004.

Stock Exchange Listing

Our Class A common stock and warrants to purchase Class A common stock are listed for trading on the NYSE under the symbols “RBOT” and “RBOT.WS,” respectively.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither the senior indenture nor any subordinated indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	transfer or exchange debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Warrants

As of September 15, 2022, we had (i) 17,248,601 outstanding public warrants to purchase 17,248,601 shares of our Class A common stock at an exercise price of $11.50 per share, (ii) 8,900,000 outstanding private placement warrants issued in connection with D8’s initial public offering exercisable for 8,900,000 shares of our Class A common stock at an exercise price of $11.50 per share, and (iii) 1,500,000 outstanding private placement warrants issued upon conversion of working capital loans made to D8 exercisable for 1,500,000 shares of our Class A common stock at an exercise price of $11.50 per share. The warrants became exercisable 30 days after the closing of our Business Combination, which occurred on September 17, 2021. In certain circumstances, the warrants may be exercised on a cashless basis. The warrants will expire at 5:00 p.m., New York City Time on the earlier to occur of: (i) five years from the completion of an initial business combination, (ii) the liquidation of the Company, if we fail to complete a business combination, or (iii) the redemption date as fixed by us pursuant to the warrant agreement, if we elect to redeem all warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements of Vicarious Surgical Inc. as of December 31, 2021 and 2020, and for each of the two years in the period ended December 31, 2021, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at https://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. We also maintain a website at https://www.vicarioussurgical.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, are available at the SEC’s web site at https://www.sec.gov. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that we filed with the SEC on March 31, 2022;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 that we filed with the SEC on May 9, 2022 and August 8, 2022, respectively;

●	the portions of our definitive proxy statement on Schedule 14A that we filed with the SEC on April 29, 2022 that are deemed “filed” with the SEC under the Exchange Act;

●	our Current Report on Form 8-K that we filed with the SEC on June 3, 2022;

●	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2020, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

Vicarious Surgical Inc.

78 Fourth Avenue

Waltham, Massachusetts 02451

(617) 868-1700

You may also access these documents on our website, https://www.vicarioussurgical.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

VICARIOUS SURGICAL INC.

588,300 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase 561,700 Shares of Class A Common Stock

561,700 Shares of Class A Common Stock Underlying the Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Lake Street

October 7, 2025